Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Theragenics Corporation

We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the Theragenics Corporation Omnibus Incentive Plan of our reports dated March 6, 2012, with respect to the consolidated financial statements of Theragenics Corporation and subsidiaries and the related financial statement schedule, which reports appear in Theragenics Corporation's 2011 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP
Dixon Hughes Goodman LLP
Atlanta, Georgia

May 22, 2012